Exhibit 99.1

AeroGrow Reports Results for the First Quarter Ended June 30, 2015

BOULDER, CO--(Marketwired – August 10 2015) - AeroGrow International, Inc.(OTCQB: AERO) ("AeroGrow" or the "Company"), which sells the Miracle-Gro AeroGarden® line of high-output, soil-free indoor gardens, seed pod kits and hydroponic nutrients, announced results for the first quarter ended June 30, 2015.

For the quarter ended June 30, 2015 the Company recorded total revenue of $1.6 million, a decrease of 6.8% versus the same period in the prior year. The adjusted EBITDA loss for the quarter was $718,000.

"The June quarter marks the nadir of our traditional summer slow period, with sales in the quarter representing less than 10% of our last year’s annual sales,” said President and CEO J. Michael Wolfe.  “As such, minor fluctuations in order timing can result in oversize percentage increases or decreases in the quarterly results that in fact have little relative impact on annual sales results.  That was the case this quarter in our retail channel due to timing of reorders.  Moreover, last year nearly 20% of our entire Q1 sales were from a single counter-seasonal test which was not repeated.  Increased sales to other retailers virtually offset this gap. Our DR business also experienced headwinds as last year’s quarterly sales benefited from 3/31 backorders for LED gardens that were shipped during the June quarter, and by our burgeoning business at Amazon, which creates on-line competition for us.

“To that point, sales to Amazon were up 144% year over year, which is exciting off an established base.  Even more impressive, Amazon’s sell-thru for the first six months of this calendar year are up over 3 times – again off of an established base.  Amazon not only sells a lot of gardens but the number of seed kits they sold were also up more than 30% during the period.  Their Amazon Prime member program makes ordering seed kits and accessories easy and very affordable and our target demographics are highly aligned.  We look for Amazon to continue growing at a robust pace.

“Our substantial (+79% TTM) year over year annual growth has resulted in slightly increased operating costs, which did modestly degrade our losses for the quarter versus a year ago. We also had higher marketing costs in the first quarter as we undertook numerous initiatives that we believe will prove extremely valuable during our high sales period, which begins in our 3rd quarter.  However I think it bears repeating that the numbers in this quarter are fractional when looking at the business on an annual basis, and we have to prepare now for the strong growth we anticipate in the next two quarters of the year.

"Looking forward, our team is working on the key initiatives that will continue to drive growth in our seasonally strong October to April time frame.  We’ve continued to drive product costs down, while pushing toward major new product introductions this fall. In addition, we’re planning a major category and brand building campaign during the holiday season as we look to increase awareness of the indoor gardening category generally, and AeroGardens specifically, in the minds of targeted consumers.  As these efforts come together in our peak selling season beginning this November, I’m optimistic we’ll drive continued substantial top line growth, with an emphasis on improved bottom line performance.”

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended June 30,
(in thousands, except per share data)	2015	2014
Net revenue	$1,569	$1,683
Cost of revenue	1,088	1,144
Gross profit	481	539

Operating expenses
Research and development	131	82
Sales and marketing	642	542
General and administrative	665	551
Total operating expenses	1,438	1,175

Loss from operations	(957)	(636)

Other income (expense) , net
Fair value changes in derivative warrant liability	(264)	(223)
Other income	-	2
Total other income (expense) income, net	(264)	(221)

Net loss	$(1,221)	$(857)
Change in fair value of preferred stock dividend	221	(240)
Net loss attributable to common stockholders	$(1,000)	$(1,097)

Net loss per share, basic and diluted	$(0.15)	$(0.18)

Weighted average number of common shares outstanding, basic and diluted	6,700	6,130

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	June 30, 2015	March 31, 2015
(in thousands, except share and per share data)	(Unaudited)	(Derived from Audited Statements)
ASSETS
Current assets
Cash	$471	$1,015
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $8 and $10 at June 30, 2015 and March 31, 2015, respectively	850	1,300
Other receivables	140	214
Inventory, net	2,149	2,603
Prepaid expenses and other	314	144
Total current assets	3,939	5,291
Property and equipment, net of accumulated depreciation of $3,365 and $3,284 at June 30, 2015 and March 31, 2015, respectively	553	525
Other assets
Intangible assets, net	2	2
Deposits	156	156
Total assets	$4,650	$5,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,285	$1,641
Accrued expenses	766	816
Customer deposits	7	30
Deferred rent	2	1
Notes payable – related party	-	207
Derivative warrant liability	1,952	1,688
Debt associated with sale of intellectual property	196	208
Total current liabilities	4,208	4,591
Commitments and contingencies
Stockholders' equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 shares issued and outstanding at June 30, 2015 and March 31, 2015, respectively	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 6,700,413 and 6,563,518 shares issued and outstanding at June 30, 2015 and March 31, 2015, respectively	7	6
Additional paid-in capital	82,605	82,101
Stock dividend to be distributed	1,494	1,715
Accumulated deficit	(83,667)	(82,442)
Total stockholders' equity	442	1,383
Total liabilities and stockholders' equity	$4,650	$5,974

AEROGROW INTERNATIONAL, INC.
EBITDA CALCULATION

	Three Months Ended June 30, (in thousands)
	2015	2014
Loss from operations	$(957)	$(636)
Add back non-cash items:
Depreciation	81	44
Amortization	-	-
Stock based compensation	74	53
Common stock warrant expense	-	18
Scott’s Miracle-Gro intellectual property royalty and branding license	84	68
Total non-cash items	239	183
Adjusted EBITDA	$(718)	$(453)

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CONFERENCE CALL

The conference call is scheduled for 12:00pm ET on August 11, 2015. To participate in the call, please dial
U.S. (Toll Free): 1 (888) 347-7861
Toll/International: 1 (412) 902-4227

A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until November 9, 2015. To access the replay by phone, please dial:

U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
Conference Number: 10070492

About AeroGrow International, Inc.
Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening market. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market.  For more information, visit www.aerogrow.com.

Forward-Looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by Mike Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations:
Genesis Select Corp.
Budd Zuckerman
bzuckerman@genesisselect.com
303-415-0200

Company Representative:
Grey Gibbs Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755